Exhibit 10.4
ANNUAL GRANT

SANDISK CORPORATION

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
AUTOMATIC STOCK OPTION

     Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of SanDisk Corporation (the “Corporation”):

Optionee:

Grant Date:

Exercise Price: $	per share

Number of Option Shares:	[Not to exceed 40,000] shares of Common Stock

Expiration Date:

     Type of Option: Non-Statutory Stock Option

     Date Exercisable: Immediately Exercisable

Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the lower of (i) the Exercise Price paid per share or (ii) the Fair Market Value per share at the time of repurchase. Optionee shall acquire a vested interest in, and the Corporation’s repurchase right shall accordingly lapse with respect to, the Option Shares upon the earlier of (i) Optionee’s completion of one year of Service (whether as a non-employee Board member, Employee or consultant) measured from the Grant Date or (ii) Optionee’s continuation in Service through the day immediately preceding the day on which the next annual meeting of the Corporation’s stockholders is held following the Grant Date. In no event shall any Option Shares vest after Optionee’s cessation of Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the SanDisk Corporation 2005 Stock Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

     REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ANY UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

     No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation’s stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED: _________________, 200___

SANDISK CORPORATION

By:

Title:

, OPTIONEE
Address:

ATTACHMENTS
Exhibit A — Automatic Stock Option Agreement
Exhibit B — Plan Summary and Prospectus

EXHIBIT A

AUTOMATIC STOCK OPTION AGREEMENT

EXHIBIT B

PLAN SUMMARY AND PROSPECTUS